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                                                                   EXHIBIT 10.37

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is dated as of July 31, 1996 by and between JetFax, Inc., a Delaware corporation with its principal place of business at 1376 Willow Road, Menlo Park, CA 94025 (the "Company"), and Michael Crandell, an individual residing at 135 Santa Isabel Lane, Santa Barbara, CA 93108 ("Employee").

     WHEREAS, the Company is engaged in the development, marketing, sale and license of fax products and technologies;

     WHEREAS, Employee has substantial experience and reputation in the business of developing, marketing and maintaining software, systems and processes for sale, license and use in connection with fax products and technologies;

     WHEREAS, the Company wishes to retain the services of Employee and Employee wishes to accept employment with the Company, all on the terms and conditions herein set forth;

     WHEREAS, Employee is the president and principal shareholder of Crandell Group, Inc. ("CGI"), a California corporation; and

     WHEREAS, the Company and CGI have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") made as of July 31, 1996, under which the Company is purchasing certain of the assets of CGI;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and Employee hereby agree as follows:

     1.  Employment.
         ----------

     (a) Duties.  The Company hereby employs Employee to render full-time,
         ------
exclusive services to the Company during the Term (as defined in Section 1(b)) as Vice President, Software of the
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Company. During the Term, Employee shall devote substantially his full time, attention and energies to the operations and affairs of the Company and to the promotion of its interests. The primary responsibilities of Employee as Vice President, Software of the Company shall be to set policies for, determine architectural design of and manage development, implementation and customer support of the Company's personal computer software technology. As part of these responsibilities, Employee shall participate as an active member in related software quality assurance projects, assist in preparing marketing materials, make presentations, perform competitive analyses, develop quality assurance strategic plans and participate in the Company's lead generation programs. Notwithstanding the foregoing, the precise duties, responsibilities and services of Employee under this Agreement may be extended or curtailed from time to time at the direction of the Company (in consultation with Employee) in a manner not inconsistent with Employee's status and position hereunder and qualifications. Employee hereby accepts such employment by the Company and agrees to undertake and assume the responsibilities set forth above and such other comparable duties as the Company may direct from time to time.

     (b)  Term.  The initial term of this Agreement and of Employee's employment
          ----
hereunder shall commence as of the date hereof, and, unless sooner terminated pursuant to the provisions of Section 4, shall terminate at the close of business on the date that is two years from the date hereof. (The initial term of this Agreement and additional terms, if any, agreed to between the parties, collectively the "Term".)

     2.  Compensation.
         ------------

     (a) Salary.  In consideration of the services performed by Employee
         ------
hereunder, the Company shall pay Employee during the first year of the Term an annual salary at a rate of One Hundred Ten Thousand US Dollars (US$110,000.00) per year, subject to review and increase, if any, by the parties as of the date that is one year from the date of this Agreement. Employee shall be paid on a twice monthly basis, in accordance with the Company's standard payroll procedures.

     (b)  Options.
          -------

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        (i) Issuance.  In further consideration of the services performed by
            --------
Employee hereunder, upon execution of this Agreement, the Company shall offer Employee an option to acquire One Hundred Eighty-Seven Thousand Five Hundred (187,500) shares of the Company's common stock, such option to vest pro-rata (with a one year cliff) over a period of four (4) years following the date hereof, at an exercise price of fair market value as set by the Company's Board of Directors. Such stock option shall be subject to typical terms and conditions applicable to options issued under the Company's employee stock option plan, including a limit on duration and restrictions on transferability.

        (ii) Anti-Dilution.  In the event that after the date of this Agreement
             -------------
the Company issues additional shares of its capital stock at a price below US$2.75 per share in such a manner as to trigger the anti-dilution provisions contained in the Certificate of Designations of the Company's Series F Preferred Stock, as the same may be amended, the Company shall issue to Employee additional options to acquire shares of the Company's common stock under the Company's employee stock option plan so as to increase the total number of shares subject to Employee's then vested options by an amount equivalent (on a pro-rata basis) to the increase in the number of shares of common stock into which the Company's Series F Preferred Stock would then be convertible. This
Section 2(b)(ii) and the right to additional options hereunder shall terminate upon the termination of the anti-dilution provisions contained in the Certificate of Designations of the Company's Series F Preferred Stock (whether by conversion of all of the Series F Preferred Stock or otherwise).

     3.  Expenses and Benefits.
         ---------------------

     (a) Business Expenses.  The Company shall pay directly, or reimburse
         -----------------
Employee for, all reasonable, pre-approved travel and other business expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation by Employee of expense statements or vouchers or such other supporting information as the Company may request from time to time, provided that such business expenses shall not exceed the aggregate amount budgeted therefor.

     (b) Employee Benefits.  In addition to the benefits described herein,
         -----------------
Employee shall be entitled to participate in the

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employee benefit plans, if any, maintained by the Company for the benefit of its management level employees.

     4.  Termination.
         -----------

     (a) By the Company For Cause.  The Company may at any time at its option,
         ------------------------
exercised by notice to Employee, terminate Employee's employment for "Cause". For the purposes of this Agreement, the term Cause shall mean:

        (i) any material breach or default by Employee of any term or condition of this Agreement or substantial failure of Employee to perform his duties and responsibilities hereunder, including repeated refusals by Employee to comply with any policies of the Company or any lawful directives of the Company, which breach, default or failure to perform is not cured within five (5) business days after written notice thereof;

        (ii) any material breach or default by Employee of any term or condition of the Proprietary Information and Inventions Agreement (as defined below), which breach or default is not cured within five (5) business days after written notice thereof;

        (iii) any material breach or default by CGI of any term or condition of the Asset Purchase Agreement, which breach or default is not cured within ten
(10) business days after written notice thereof;

        (iv) willful misconduct or gross negligence by Employee in the performance of his duties and responsibilities hereunder; or

        (v) any conviction of Employee of a felony under the laws of the United States or any State thereof.

     (b) Death or Disability.  Employee's employment hereunder shall terminate
         -------------------
automatically upon Employee's death or permanent disability. The term "disability" as used in this Section 4(b) shall mean the inability, because of injury or sickness, to perform the substantial and material duties and responsibilities of Employee's employment hereunder, while under the regular care of a licensed physician, and while not gainfully employed in any occupation reasonably consistent with Employee's

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education, training and experience. Employee will be considered permanently disabled in the event he is unable to perform the substantial and material duties and responsibilities of Employee's employment hereunder for a period of 120 days during any calendar year of the Term.

     (c) Asset Purchase Agreement.  In the event any of the following occurs
         ------------------------
such as to trigger the provisions of Section 8.12 of the Asset Purchase Agreement and/or the termination of the provisions of Section 9.1 of the Asset Purchase Agreement (a "Triggering Event"), then the Company may at any time thereupon or thereafter, at its option, exercised by notice to Employee, terminate Employee's employment hereunder:

        (i) any material breach by the Company of any of the material covenants for the payment of money set forth in the Asset Purchase Agreement to be performed by the Company, which breach the Company fails to cure within sixty
(60) days following written notice from CGI specifying such breach, or

        (ii) a petition for relief under any bankruptcy law is filed by or against the Company, or a receiver is appointed for all or a substantial portion of the Company's assets, and such petition or appointment is not dismissed or vacated within sixty (60) days.

     (d) Consequences of Termination.  Upon expiration of this Agreement, or in
         ---------------------------
the event Employee's employment is terminated for any reason, the Company shall pay to Employee any compensation, as provided in Section 2, which has accrued but which remains unpaid as of the date of such expiration or termination. Upon expiration of this Agreement, or in the event Employee's employment is terminated for any reason other than for material default of the Company hereunder, the Company shall have no further obligations or liabilities to Employee whatsoever under this Employment Agreement.

     5.  Covenants; Representation.
         -------------------------

     (a) Non-Competition.  As an inducement to the Company to acquire certain of
         ---------------
the assets of CGI pursuant to the Asset Purchase Agreement and in order to ensure the Company of the full benefit of the transfer of such assets pursuant thereto, to preserve and protect the value thereof and to create a valuable independent

                                      -5-
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asset of the Company to enhance the earnings of the Company in future years,
Employee agrees that, for a period of five (5) years from the date of this
Agreement:

        (i) Employee will not participate or engage, either alone or in association with others, directly or indirectly (including through any direct or indirect ownership interest in any entity other than the Company), whether as proprietor, owner, partner, officer, director, manager, agent, consultant, employee or otherwise, in any business or enterprise which develops, markets, sells or otherwise deals in products or services which are directly or indirectly competitive with products or services developed, marketed or sold by the Company, other than as an owner of less than one percent (1%) of the outstanding shares of stock of any corporation or less than five percent (5%) of the outstanding shares of a corporation the shares of which are publicly traded on a national stock exchange or in a national over-the-counter market; and

        (ii) Employee will not solicit, interfere with, hire, offer to hire, persuade or induce any person who is or was an officer, employee, customer, supplier or agent of the Company or any of its subsidiaries or affiliates to discontinue his relationship with the Company or any of its subsidiaries or affiliates or accept employment by or enter contractual relations for compensation with any other entity or person, or approach any such employee of the Company or any of its subsidiaries or affiliates for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity.

     (b) Return of Materials.  Upon expiration of this Agreement or the
         -------------------
termination of Employees's employment hereunder, Employee agrees that he will
(i) leave with the Company all records, drawings, notebooks and other documents and materials pertaining to the Company's confidential information, whether prepared by Employee or others, and (ii) leave with the Company any equipment, tools or other devices owned by the Company then in Employee's possession.

     (c) Equitable Remedies.  Employee acknowledges (i) that any breach or
         ------------------
attempted breach by Employee of any of the provisions of Section 5 or Section 6 could result in irreparable injury to the Company for which there would be no adequate remedy at law; (ii)

                                      -6-
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that if Employee should breach or attempt to breach such conditions, the Company may seek through due process of law to enjoin Employee from further breaches or attempted breaches of such provisions, or to compel compliance with such provisions by specific performance, in addition to any other remedies available to the Company in equity or at law; and (iii) that if a court of competent jurisdiction determines that Employee has breached or attempted to breach any of such provisions, Employee shall consent to the granting in such proceeding of an injunction restraining Employee from further breaches of, or compelling compliance by specific performance with, such provisions.

     (d) Representation and Warranty of Employee.  Employee represents and
         ---------------------------------------
warrants to the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with his execution of this Agreement, the performance of his duties hereunder or any of the rights of the Company hereunder.

     (e) Scope; Limitations.  If any of the terms of this Section 5 shall for
         ------------------
any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable laws that shall then apply. Upon the occurrence of a Triggering Event, the provisions of
Section 5(a)(i) shall terminate and, notwithstanding the provisions of Section 5(a)(ii), Employee may solicit, hire or offer to hire any of the employees listed on Schedule 8.1(c) to the Asset Purchase Agreement.
          ---------------

     6.  Proprietary Information and Inventions.  Immediately upon execution of
         --------------------------------------
this Agreement, Employee shall execute and deliver to the Company a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit A
                                                                    ---------
(the "Proprietary Information and Inventions Agreement").

     7.  Miscellaneous.
         -------------

     (a) Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

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     (b) Notices.  All notices, requests or other communications required or
         -------
permitted hereunder shall be given in writing by hand delivery, by commercial overnight courier or by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at its respective address set forth below, or at such other address as may from time to time be designated by such party in accordance with this Section 7(b):

     If to Employee, to:                With a copy to:

     Michael Crandell                   Weldon U. Howell, Jr., Esq.
     135 Santa Isabel Lane              Howell Moore & Gough LLP
     Santa Barbara, CA 93108            812 Presidio Avenue
                                        Santa Barbara, CA 93101

     If to the Company, to:             With a copy to:

     JetFax, Inc.                       Clifford S. Robbins, Esq.
     1376 Willow Road                   General Counsel Associates LLP
     Menlo Park, CA 94025               1891 Landings Drive
     Attn.: Edward R. Prince, III       Mountain View, CA 94043

          All such notices and communications hereunder shall be deemed given when received if delivered personally, by courier or by mail, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities or the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

          (c) Expenses.  The parties shall each bear their own expenses in
              --------
connection with the negotiation, execution and delivery of this Agreement and the performance of their respective obligations hereunder.

          (d) Survival; Successors and Assigns.  The provisions of Sections
              --------------------------------
4(d), 5, 6 and 7 of this Agreement shall survive the expiration or termination of this Agreement or the termination of Employee's employment hereunder for any reason. This Agreement and the provisions thereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e) Governing Law.  The validity, construction, operation and effect
              -------------
of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of California without giving effect to principles of conflicts of law thereunder. Each of the parties
(a) hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any federal or state court in the county in the State of California in which, if the defendant is an individual, the defendant is resident, or, if the defendant is a corporation, the defendant's headquarters are located, (b) by execution and delivery of this Agreement irrevocably submits to and accepts, with respect to any such action or proceeding for such party and in respect of such party's properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may have to object to such jurisdiction under the laws of the State of California or the Constitution of the United States or otherwise, and
(c) irrevocably consents that service of process upon such party in any such action or proceeding shall be valid and effective against it if made in the manner provided in Section 7(b) hereof for delivery of notices hereunder.

          (f) Modification.  This Agreement may be amended or modified only upon
              ------------
the mutual written consent of both of the parties hereto.

          (g) Waiver.  Any failure of any party hereto to comply with any of the
              ------
obligations or agreements set forth in this Agreement or to fulfill any condition set forth may be waived only by written instrument signed by the other party. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

          (h) Assignment.  No party hereto may assign this Agreement without the
              ----------
prior written consent of the other party; provided, however, that the Company
                                          --------  -------
may, without Employee's consent, assign this Agreement and its rights and obligations hereunder to any successor in interest to the Company in connection

                                      -9-
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with any sale or transfer of all or substantially all of its assets or upon any merger, consolidation or dissolution.

          (i) Severability.  If any provision of this Agreement shall be held
              ------------
invalid, unenforceable or illegal, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provisions shall be enforced to the fullest extent possible in accordance with the mutual intent of the parties hereto.

          (j) Counterparts.  This Agreement may be executed in any number of
              ------------
duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                [balance of this page intentionally left blank]

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                                                          [Employment Agreement]

          IN WITNESS WHEREOF, the parties have duly signed this Agreement as of the day and year first written above.


JETFAX, INC.                             MICHAEL CRANDELL



By:  /s/Allen K. Jones                   /s/Michael Crandell
     -----------------                   -------------------
     Allen K. Jones
     Vice President and CFO

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                                                                       EXHIBIT A
                                                       (to Employment Agreement)

                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


[attach]

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